SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2011

HDS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

GMV WIRELESS, INC. (Former name or former address, if changed since last report) 345 S. End Avenue #7P New York, NY 10280
(Address of principal executive offices)
(212) 786-1290
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 5th Avenue, Suite 400

San Diego, CA 92103

Telephone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HDS International Corp.

Form 8-K

Current Report

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On July 7, 2011, HDS International Corp., a Nevada corporation, (the “Company”) terminated that certain Share Exchange Agreement (the “Share Exchange Agreement”) entered into on May 13, 2011, by and among the Company, AmeriSure Pharmaceuticals LLC, a Delaware limited liability company, (“AmeriSure”), and Mackie Barch, the Managing Member of AmeriSure (collectively the “Parties”).  The Parties have decided it is in their best interests not to move forward with the Share Exchange Agreement and have thus decided to mutually terminate the Share Exchange Agreement effective immediately.

The Share Exchange Agreement had certain closing conditions, which were not satisfied; therefore, the Share Exchange Agreement never closed. A description of the terms of the Share Exchange Agreement was previously described in the Form 8-K filed by the Company on May 16, 2011, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

July 7, 2011

HDS International Corp.

By: /s/ Mark Simon

Name: Mark Simon

Title: CEO and President

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